UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/24/2005

International Securities Exchange, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-117145

Delaware	01-0681729
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

60 Broad Street, New York, NY 10004
(Address of Principal Executive Offices, Including Zip Code)

212-943-2400
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 7.01.    Regulation FD Disclosure

On August 24, 2005, the Registrant announced plans to file with the Securities and Exchange Commission, a registration statement for an offering of shares of its Class A common stock by certain stockholders and management in an underwritten secondary public offering at some time following the public release of its results for the third quarter of 2005.

The information contained herein is furnished pursuant to Item 7.01 of the Current Report on Form 8-K and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01.    Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

99.1 Press release dated August 24, 2005 announcing the Registrant's plans to file with the Securities and Exchange Commission, a registration statement for an offering of shares of its Class A common stock by certain stockholders and management in an underwritten secondary public offering at some time following the public release of its results for the third quarter of 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

International Securities Exchange, Inc.

Date: August 24, 2005.	By:	/s/ Michael J. Simon
Michael J. Simon
Senior Vice President, Legal & Regulatory, General Counsel, Secretary and Chief Regulatory Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release.